AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 1995
                                                   REGISTRATION NO. 33-
===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM S-3

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                                 PACIFICORP
           (Exact name of registrant as specified in its charter)

      Oregon                                          93-0246090
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization                        Identification No.)
                              700 NE Multnomah
                                 Suite 1600
                        Portland, Oregon  97232-4116
                               (503) 731-2000
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Richard T. O'Brien
                            Senior Vice President
                              700 NE Multnomah
                                 Suite 1600
                          Portland, OR  97232-4116
                               (503) 731-2000
              (Name, address, including zip code, and telephone
             number, including area code, of agent for service)

            It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                                 Stoel Rives
                         700 NE Multnomah, Suite 950
                        Portland, Oregon  97232-4109
                               (503) 294-9100

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As promptly as practicable after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /x/

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ___________________________

                       CALCULATION OF REGISTRATION FEE
===========================================================================
                                                                              Proposed
                                                              Proposed        maximum
    Title of each                 Amount                      maximum         aggregate     Amount of
  class of securities             to be                    offering price     offering     registration
   to be registered          to be registered                 per share*       price*          fee*
_________________________________________________________________________________________________________

   Common Stock             15,000,000 shares                 $18 3/8        $275,625,000   $95,043.10
=========================================================================================================

*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the
 Securities Act of 1933.  The calculation of the registration fee is based on $18 3/8, which was the average of the high and low prices of the Common Stock on August 22, 1995, as reported in The Wall
                                                                                           ________
 Street Journal for New York Stock Exchange listed securities.
 ______________

                                 PACIFICORP
                DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


     The Dividend Reinvestment and Stock Purchase Plan (Plan) of PacifiCorp (Company) provides holders of the Company's Common Stock and Preferred Stock and employees of the Company with a convenient way of reinvesting cash dividends and investing optional cash payments in shares of Common Stock.

     Under the Plan, holders of the Company's Common Stock and Preferred Stock (a) may automatically reinvest cash dividends on all or a portion of their shares in Common Stock and (b) may invest in additional shares of Common Stock by making optional cash payments. Employees of the Company may make optional cash payments through payroll deduction. Participants in the Plan may also elect to deposit shares of Common Stock and Preferred Stock into their Plan accounts for safekeeping and cash dividends paid on such securities will be automatically reinvested. The shares of Common Stock purchased under the Plan with reinvested dividends and optional cash payments will, at the election of the Company, be newly issued shares, shares purchased in the open market by an independent agent (Agent), or any combination of the foregoing. The Agent will be an entity independent of the Company that the Company may from time to time designate. Fees charged to the account of participants will vary depending upon the source of the shares purchased under the Plan. The Company administers the Plan and is custodian of the Plan shares.

     If shares of Common Stock are purchased by the Plan from the Company, the price of the shares will be the average of the high and low sale prices of the Common Stock as reported in The Wall Street Journal report of
                                   _______________________
NYSE-Composite Transactions for each of the five New York Stock Exchange
(NYSE) trading days ending with the date the investment is made. If the Company elects not to sell shares to the Plan on an investment date, purchases will be made by the Agent in market or negotiated transactions at such price as the Agent may determine.

     Participants will incur no administrative charge in connection with transactions under the Plan. Participants will generally incur no brokerage commissions on purchases of newly issued shares of Common Stock under the Plan, but for purchases of newly issued shares for which the Company has made corresponding purchases Participants will be charged an amount equal to $.10 per share. If shares are purchased by the Agent in market transactions, all brokerage commissions, service charges and costs relating to the purchase will be charged to Participants. A Participant may also incur brokerage commissions and other expenses upon the sale by the Agent of shares for such Participant's account upon termination of participation in the Plan.

     The Plan does not change the Company's dividend policy, which will continue to depend upon future earnings, financial requirements and other factors. Shareholders who do not wish to participate in the Plan receive cash dividends, as declared and paid, by check or other means approved by the Company. Shareholders who wish to participate in the Plan only with respect to a portion of their shares continue to receive cash dividends with respect to their remaining shares, as declared and paid.

     Optional cash payments under the Plan may be in varying amounts, but must be at least $25 per payment and may not exceed a total of $25,000 per quarter.

     Shareholders who wish to participate in the Plan with respect to all or a portion of their shares may enroll in the Plan by completing and returning the Authorization to Participate. Employees of the Company who are not shareholders may enroll in the Plan by completing and returning the Authorization to Participate and may make optional cash payments by submitting an Employee Payroll Deduction Request to the Company's Payroll Department or by sending cash payments to the administrator with a letter of instruction to invest such payment. Authorizations to Participate should be returned to PacifiCorp, Corporate Shareholder Services,
Attention: Dividend Reinvestment and Stock Purchase Plan, 700 N.E. Multnomah, Suite 700, Portland, Oregon 97232. The terms and conditions governing the Plan are described in this Prospectus, which should be read carefully and retained for future reference.

     Outstanding shares of the Company's Common Stock are, and the additional shares offered will be, listed on the New York and Pacific Stock Exchanges.
                            ____________________

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES  AND EXCHANGE COMMISSION OR ANY STATE  SECURITIES
          COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                 THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.
                            ____________________

               The date of this Prospectus is August 24, 1995

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH
JURISDICTION.

     NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                            ____________________

                            AVAILABLE INFORMATION

     THE COMPANY IS SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EXCHANGE ACT), AND IN ACCORDANCE THEREWITH FILES REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION (COMMISSION). SUCH REPORTS AND OTHER INFORMATION (INCLUDING PROXY AND INFORMATION STATEMENTS) FILED BY THE COMPANY CAN BE INSPECTED AND COPIED AT PUBLIC REFERENCE FACILITIES MAINTAINED BY THE COMMISSION AT 450 FIFTH STREET, N.W., ROOM 1024, WASHINGTON, D.C. 20549, AND AT THE FOLLOWING REGIONAL OFFICES OF THE
COMMISSION: NEW YORK REGIONAL OFFICE, 7 WORLD TRADE CENTER, 13TH FLOOR, NEW YORK, NEW YORK 10048, AND CHICAGO REGIONAL OFFICE, 500 W. MADISON STREET, 14TH FLOOR, CHICAGO, ILLINOIS 60661. COPIES OF SUCH MATERIAL CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549, UPON PAYMENT OF THE PRESCRIBED RATES. THE COMMON STOCK OF THE COMPANY IS LISTED ON THE NEW YORK STOCK EXCHANGE AND THE PACIFIC STOCK EXCHANGE. REPORTS, PROXY STATEMENTS AND OTHER INFORMATION CONCERNING THE COMPANY CAN BE INSPECTED AT THEIR RESPECTIVE OFFICES: NEW YORK STOCK EXCHANGE, 20 BROAD STREET, NEW YORK, NEW YORK 10005, AND PACIFIC STOCK EXCHANGE, 301 PINE STREET, SAN FRANCISCO, CALIFORNIA 94104.

     THIS PROSPECTUS CONSTITUTES A PART OF A REGISTRATION STATEMENT ON FORM S-3 (TOGETHER WITH ALL AMENDMENTS AND EXHIBITS THERETO, THE "REGISTRATION STATEMENT") FILED BY THE COMPANY WITH THE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (SECURITIES ACT). THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION INCLUDED IN THE REGISTRATION STATEMENT, CERTAIN PARTS OF WHICH ARE OMITTED IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE COMMISSION. STATEMENTS CONTAINED HEREIN CONCERNING THE PROVISIONS OF ANY DOCUMENT DO NOT PURPORT TO BE COMPLETE AND, IN EACH INSTANCE, ARE QUALIFIED IN ALL RESPECTS BY REFERENCE TO THE COPY OF SUCH DOCUMENT FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OR OTHERWISE FILED WITH THE COMMISSION. EACH SUCH STATEMENT IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY SUCH REFERENCE. REFERENCE IS MADE TO THE REGISTRATION STATEMENT, INCLUDING THE EXHIBITS THERETO, FOR FURTHER INFORMATION WITH RESPECT TO THE COMPANY AND THE SECURITIES OFFERED HEREBY.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

        (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Amendment No. 1 on Form 10-K/A filed with the Commission on April 28, 1995 and Amendment No. 2 on Form 10-K/A filed with the Commission on June 22, 1995;

        (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1995;

        (3) The Company's Current Reports on Form 8-K dated March 9, March 31, April 11 and July 14, 1995; and

        (4) The description of the Common Stock contained in the Company's registration under Section 12 of the Exchange Act, including any amendment or report updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13 or 14 of the Exchange Act prior to the filing of the Company's Annual Report on Form 10-K for the current fiscal year with the Commission shall not be Incorporated Documents or be incorporated by reference in this Prospectus or be a part hereof from and after such filing of such Annual Report on Form 10-K).

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE INCORPORATED DOCUMENTS ARE NOT PRESENTED IN THIS PROSPECTUS OR DELIVERED HEREWITH. THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE INCORPORATED DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN. REQUESTS SHOULD BE DIRECTED TO PACIFICORP, CORPORATE SHAREHOLDER SERVICES, 700 NE MULTNOMAH, SUITE 1600, PORTLAND, OREGON, 97232; TELEPHONE NUMBER (800) 233-5453. THE INFORMATION RELATING TO THE COMPANY CONTAINED IN THIS PROSPECTUS DOES NOT PURPORT TO BE COMPREHENSIVE AND SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE INCORPORATED DOCUMENTS.

                                 THE COMPANY

     The Company is an electric utility that conducts a retail electric utility business through Pacific Power & Light Company (Pacific Power) and Utah Power & Light Company (Utah Power), and engages in power production and sales on a wholesale basis under the name PacifiCorp. The Company is the indirect owner, through PacifiCorp Holdings, Inc. (a wholly-owned subsidiary), of 86.6% of Pacific Telecom, Inc. (Pacific Telecom) and 100% of each of Pacific Generation Company (PGC) and PacifiCorp Financial Services (PFS). Reference is made to the Incorporated Documents for information concerning a proposed merger transaction that would increase the Company's ownership interest in Pacific Telecom to 100%.

     The Company furnishes electric service in portions of seven western states: California, Idaho, Montana, Oregon, Utah, Washington and Wyoming. Pacific Telecom, through its subsidiaries, provides local telephone service and access to the long distance network in Alaska, seven other western states and three midwestern states, provides cellular mobile telephone services, and is engaged in sales of capacity in and operation of a submarine fiber optic cable between the United States and Japan. PGC is engaged in the independent power production and cogeneration business. PFS plans to continue to sell portions of its loan, leasing and real estate investments.

     The principal executive offices of the Company are located at 700 NE Multnomah, Suite 1600, Portland, Oregon 97232; the telephone number is
(503) 731-2000.

                           DESCRIPTION OF THE PLAN

PURPOSE

     The purpose of the Plan is to provide holders of the Company's Common Stock (Common Stock) and its 5% Preferred Stock, Serial Preferred Stock and No Par Serial Preferred Stock (collectively, Preferred Stock) and employees of the Company with a convenient way of reinvesting cash dividends and investing optional cash payments in shares of Common Stock. Under the Plan, holders of Common Stock may reinvest cash dividends on all or a portion of their shares of Common Stock in shares of Common Stock. Holders of Preferred Stock may reinvest the cash dividends on all or a portion of their shares of Preferred Stock in shares of Common Stock under the terms of the Plan, but not in additional shares of Preferred Stock. Employees of the Company may make optional cash payments through payroll deduction. Participants in the Plan may elect to deposit shares of Common Stock and Preferred Stock into their Plan accounts for safekeeping, and cash dividends paid on such securities will be automatically reinvested in shares of Common Stock. The shares of Common Stock purchased under the Plan with reinvested cash dividends and optional cash payments will, at the election of the Company, be newly issued shares, shares purchased in the open market by an independent agent or any combination of the foregoing. Net proceeds from the sale by the Company of shares of Common Stock pursuant to the Plan will be used for general corporate purposes.

ADMINISTRATION

     The Company, or at its option its duly appointed agent, acts as the Administrator of the Plan (Administrator). The Administrator maintains records, sends statements of account to Participants and performs other duties relating to the Plan. The Company, or at its option its duly appointed agent, acts as Custodian of the Plan (Custodian) to hold shares acquired under the Plan and shares deposited into the Plan for the account of Participants and to act for Participants in delivering shares held under the Plan to the stock transfer agent and registrar for reissuance to Participants upon withdrawal of shares or termination of participation in the Plan. The Company is currently the transfer agent and registrar for the Common Stock and the Preferred Stock.

     The Agent, as designated from time to time by the Company, will act for Participants in making purchases of shares of Common Stock for their Plan account in the open market, if shares are to be purchased in the open market, and will act for Participants in making sales of shares of Common Stock in the open market for their account, if so requested by Participants with accounts holding less than 100 full shares in their notice terminating participation in the Plan.

PARTICIPATION--DIVIDEND REINVESTMENT

     Holders of record of shares of the Company's Common Stock, Preferred Stock, or both, are eligible to participate in the dividend reinvestment portion of the Plan with respect to shares so held and become Plan "Participants." Employees who are not shareholders may enroll in the Plan through the optional cash payment portion of the Plan and will thereby become Participants. Owners of the Company's stock whose shares are registered in the name of an Individual Retirement Account custodian may also become Participants through appropriate arrangements with the Administrator. Any other owners of the Company's stock must first become holders of record by having those shares transferred into their own names in order to participate in the dividend reinvestment portion of the Plan with respect to the shares.

     An eligible shareholder may become a Participant in the dividend reinvestment portion of the Plan at any time by signing and returning an "Authorization to Participate." Reinvestment of dividends will not relieve
                                 __________________________________________
Participants of any liability for taxes that may be otherwise payable on
________________________________________________________________________
such dividends.
______________

     Those shareholders who do not wish to participate in the Plan will receive cash dividends, as declared and paid, by check or such other means as are approved from time to time by the Company.

     If an Authorization to Participate specifying reinvestment of dividends is received by the Administrator on or before the record date established for the payment of a particular dividend, reinvestment will commence with that dividend payment. "Dividend Payment Dates" normally are February 15,
May 15, August 15 and November 15 of each year. The record date normally precedes the Dividend Payment Date by 15 to 30 days. If the Authorization to Participate is received by the Administrator after the record date established for the payment of a particular dividend, the reinvestment of dividends will not begin until the Dividend Payment Date following the next record date.

     By checking the appropriate box or boxes on the Authorization to Participate, a shareholder may elect to reinvest the dividends paid on all or any portion of the shares of the Company's Common Stock or Preferred Stock, or both, held in the name of the shareholder (i.e., outside of the
Plan).  Cash dividends paid on all shares of Common Stock and Preferred
        _______________________________________________________________
Stock held under the Plan (including shares deposited by a Participant for
__________________________________________________________________________
safekeeping) are reinvested.
___________________________

PARTICIPATION--OPTIONAL CASH PAYMENTS

     Any Participant may make optional cash payments from time to time. Other beneficial owners of the Company's Common Stock, Preferred Stock, or both, may also make optional cash payments under the Plan and become "Participants" if they provide appropriate evidence of such ownership to the Administrator and complete an Authorization to Participate. Employees of the Company who are not shareholders at the time they enroll in the Plan may become Participants in the Plan by executing an Authorization to Participate and may make optional cash payments by submitting an Employee Payroll Deduction Request to the Company's Payroll Department or by sending cash payments to the Administrator with a letter of instruction to invest such payments. Such optional cash payments will be invested in shares of the Company's Common Stock in accordance with the Plan. Optional cash payments may be made at any time and from time to time in varying amounts; each payment must be at least $25 and may not exceed a total of $25,000 per Quarter. A "Quarter" is the period of time from one Dividend Payment Date up to the next Dividend Payment Date.

     Optional cash payments may be made by remitting such payments to the Administrator with an Authorization to Participate or with a letter of instructions to invest the payments. After receipt of the first statement of account, cash payments should be accompanied by the optional cash payment form attached to such statement.

     The Employee Payroll Deduction Request authorizes the Company to make payroll deductions of not less than $25 per semimonthly pay period nor more than $25,000 per quarter and to use such deductions for the purchase of shares of the Company's Common Stock pursuant to the Plan. Amounts deducted from an employee's pay on a payroll deduction date that coincides with an Investment Date will be invested on that date. Amounts deducted from an employee's pay on a payroll deduction date other than an Investment Date will be accumulated and invested on the next Investment Date. Employees may, at any time, increase or decrease, within the above limits, the amount of such deductions by submitting a new Employee Payroll Deduction Request to the Company's Payroll Department, and any such increase or decrease will be effective with the pay period following receipt by the Company's Payroll Department of such notice. Payroll deduction authorizations previously executed by employees will remain in effect unless the Company's Payroll Department is otherwise notified by the Participant, and any cancellation of a payroll deduction authorization will be effective with the pay period following receipt by the Company's Payroll Department of such notice. Employees may also make optional cash payments in the same manner as other Participants; provided, however, that the total amount of payroll deductions and additional optional cash payments may not exceed $25,000 in any Quarter.

     Optional cash payments received by the Administrator on or before the close of business on an Investment Date will be invested on that Investment Date, if shares are purchased directly from the Company, or as promptly as possible thereafter, if shares are acquired in the market. The "Investment Date" is the fifteenth day of each month except that in any month in which there is a payment of dividends on the Company's Common Stock or Preferred Stock, the Investment Date shall be the Dividend Payment Date. No interest is paid by the Company on optional cash payments, including accrued payroll deductions.

     In order to invest an optional cash payment on an Investment Date, a completed Authorization to Participate must be either on file with the Administrator or received by the Administrator on or before the close of
                 ________
business on that Investment Date.

     If the Company elects not to sell shares on an Investment Date that occurs in a record date month for dividends, open market purchases by the Agent for the Participants will normally be made when the Common Stock is traded ex-dividend. This means that Participants will normally not receive
                     ______________________________________________________
such dividends on the shares so purchased.
_________________________________________

     The Administrator will refund an optional cash payment that has not been invested if a Participant's written request for refund is received by the Administrator prior to an Investment Date.

     The Company has reserved the right, without prior notice to Participants, to suspend, modify or eliminate the optional cash payment feature of the Plan. If this feature is suspended or eliminated, any optional cash payments held or received by the Company on or after the effective date of the suspension or elimination will be returned to Participants without interest.

AUTOMATIC REINVESTMENT OF DIVIDENDS ON PLAN SHARES
AND SUBSEQUENT PURCHASES OR DISPOSITIONS OF STOCK

     As the record holder for Participants in the Plan, the Custodian or its nominee receives dividends on the Dividend Payment Date for all shares of Common Stock or Preferred Stock held under the Plan as of the dividend record date. Such dividends are automatically invested in additional shares of Common Stock, either through the acquisition by the Plan of newly issued shares or through purchases by the Agent in the market, and the Administrator credits such dividends to the Participants' accounts on the basis of the full shares and fractions of shares held thereunder.

     If a Participant desires to discontinue reinvestment of dividends on all or a portion of shares of Common Stock or Preferred Stock held under the Plan in a Participant's account, the Participant may withdraw any whole number of those shares from the Plan and be issued certificates therefor (see "Withdrawal of Plan Shares" on page 6 for detailed information regarding this action) or, in the event of termination of participation in the Plan by a Participant whose account contains less than 100 whole shares of Common Stock, may direct the Administrator to instruct the Agent to sell all such whole shares for such Participant's account.

     Cash dividends on shares of Common Stock, Preferred Stock, or both, purchased by a Participant outside of the Plan subsequent to the filing of an Authorization to Participate will be reinvested under the Plan only if the Participant has elected to have the dividends on all previously owned
                                                     ___
shares of Common Stock, Preferred Stock, or both, reinvested under the Plan or, if the Participant elects, by notice to the Administrator, to have the dividends on all or any portion of the newly purchased shares reinvested under the Plan.

     If a Participant has elected to reinvest the dividends on all or a portion of the shares of Common Stock or Preferred Stock held outside the Plan and subsequently disposes of a portion of the shares held, unless the Administrator is otherwise notified, dividends will continue to be reinvested on the number of shares indicated on the Authorization to Participate or on the balance of the shares held by the Participant, whichever is less.

COSTS

     Participants will incur no administrative charge in connection with transactions under the Plan. Participants will generally incur no brokerage commissions on purchases of newly issued shares of Common Stock under the Plan, but for purchases of newly issued shares for which the Company has made corresponding purchases, will be charged an amount equal to $.10 per share. If shares are purchased by the Agent in market transactions, all brokerage commissions, service charges and costs relating to the purchase will be charged to Participants. A Participant may also incur brokerage commissions and other expenses upon the sale by the Agent of shares for such Participant's account upon termination of participation in the Plan.

PURCHASES AND PRICE OF THE SHARES

     Unless the Company makes the election not to sell shares as described below, the Plan will acquire shares for Participants by purchasing from the Company shares of Common Stock (for which the Company may have made, at its election, corresponding purchases of Common Stock in the market or otherwise) at a price equal to the average of the daily high and low sale prices of the Common Stock as reported in The Wall Street Journal report of
                                          _______________________
NYSE-Composite Transactions for each of the five NYSE trading days ending with the Investment Date as of which such purchase is made (or the next preceding day on which the Common Stock was traded on the NYSE, if it is not traded on the NYSE on the Investment Date). If, prior to any Investment Date, the Company determines that it will not sell shares of Common Stock to the Plan on such Investment Date, the funds to be invested will be delivered to the Agent for the purchase of Common Stock in the market. Purchases with respect to such Investment Date will be made on any securities exchange where such shares are traded, in the over-the-counter market or by negotiated transactions and may be on such terms as to price, delivery and otherwise as the Agent may determine. Upon completion of any purchases pursuant to the preceding sentence, the Agent will advise the Administrator of the number of shares of Common Stock acquired and the aggregate price paid therefor. Information concerning the Company's election will be included in each Participant's next statement of account.

     Purchases of Common Stock from other than the Company will be made as promptly as possible on or after the Investment Date and may occur over such periods of time as are consistent with the provisions of the federal securities laws. If the Agent is unable to purchase shares in the market in respect of any Investment Date, or if such purchase is, in the opinion of the Company, otherwise inadvisable, the Company will pay or return to Participants the dividends and optional cash payments that otherwise would have been invested, without interest.

     Each Participant's account will be credited with that number of shares, including fractions computed to four decimal places, equal to the amounts to be invested divided by the applicable purchase price. Shares will be allocated and credited to Participants' accounts as follows: (1) shares purchased from the Company will be allocated and credited on the appropriate Investment Date and (2) shares purchased in market transactions will be allocated and credited as of the date on which the Agent advises the Administrator of the aggregate number of shares purchased. Depending on the Company's election, Participants may be credited with authorized but unissued shares (for which corresponding purchases may or may not have been made) or shares purchased in market transactions or a combination thereof. In the event of any such combination of credited shares, the price of the shares and any related charges will be determined on a pro rata basis.

     Provisions applicable to foreign shareholders are set forth below under the heading "Foreign Shareholders Subject to Income Tax Withholding."

REPORTS TO PARTICIPANTS

     Each Participant in the Plan will receive a quarterly statement of account prepared as of each Dividend Payment Date, and Participants will also receive statements prepared as of other Investment Dates if they have made optional cash payments relating to those dates. These statements are a continuing record of the cost of each Participant's purchases and should be retained for income tax purposes.

CERTIFICATES FOR SHARES OF COMMON STOCK AND PREFERRED STOCK

     Shares of Common Stock purchased under the Plan are registered in the name of the Custodian or its nominee, as custodian for Participants in the Plan.

     A Participant may elect to deposit shares of the Company's Common Stock or Preferred Stock registered in the Participant's name into the Participant's Plan account for safekeeping. Any lost certificates must be replaced before a Participant may deposit the shares represented by such certificates. Dividends on all shares deposited for safekeeping will be automatically reinvested. Certificates representing shares to be deposited for safekeeping should be sent, together with a completed Safekeeping Authorization Letter, by registered mail to the Custodian.

     Accounts under the Plan are maintained in the names in which shares of stock of Participants are registered on the Company's records. In the case of employees who are not shareholders at the time they enroll in the Plan, accounts under the Plan will be maintained in the employee's name or in a joint tenancy registration that includes the employee's name. Certificates for whole shares are similarly registered when issued to Participants.

     Shares credited to the account of a Participant under the Plan may not be pledged.

DISCONTINUATION OR CHANGE OF ELECTION

     A Participant may discontinue the reinvestment of dividends or change an election under the Plan by notice to the Administrator in writing to such effect. Notices received on or prior to any dividend record date will be effective to discontinue or modify dividend reinvestment as of the related Dividend Payment Date. Dividends on shares held under the Plan are reinvested until such shares are withdrawn from the Participant's account or sold by the Agent for such Participant's account (see below).

     An employee may cancel the employee's payroll deduction at any time and remain in the Plan by sending a written request to the Company's Payroll Department. If an employee terminates the employee's employment with the Company, the employee will continue to participate in the Plan as a shareholder unless termination of participation in the Plan is requested by the employee in writing, which request must be delivered to the Plan Administrator. (See "Termination.")

WITHDRAWAL OF PLAN SHARES

     Certificates for all or any number of the whole shares held under the Plan will be issued to a Participant upon the written request of such Participant received by the Administrator.

     Any fraction of a share of Common Stock withdrawn will be liquidated at the average purchase price effective for shares purchased under the Plan for the Investment Date first preceding the day such withdrawal notice is received by the Administrator. A check for such liquidated amount together with certificates for whole shares of Common Stock and Preferred Stock held in a Participant's account will be mailed directly to the withdrawing Participant by the Administrator. Certificates for fractions of shares will not be issued under any circumstance.

     If a Participant disposes of all shares of Company stock for which such Participant holds certificates, unless all shares held under the Plan are also withdrawn, dividends will continue to be reinvested on the shares held in such Participant's Plan account.

TERMINATION

     Participation in the Plan may be terminated by a Participant at any time by written notice to the Administrator. Such notice will be effective upon receipt, except that if such notice is received on or after any dividend record date, settlement as to the Participant's portion, if any, of the dividend to be invested as of the related Dividend Payment Date need not be made until after completion of such investment on behalf of the Participant. An employee Participant's payroll deduction authorization will be cancelled effective with the pay period following a receipt of notice by the Company's Payroll Department.

     Upon termination, a Participant will receive a certificate or certificates for the full shares credited to or deposited in such Participant's account at the close of business on the date of receipt of the termination notice by the Administrator, unless, with respect to any Participant whose account holds less than 100 whole shares of Common Stock, such Participant shall have specified sale of all of such whole shares in the notice of termination. No sales of Common Stock will be made under the Plan on behalf of terminating Participants whose accounts contain 100 or more whole shares of Common Stock, and no sales will be made of Preferred Stock held in a Participant's account. If sale of all whole shares for any account containing less than 100 whole shares of Common Stock is specified in the notice of termination, such sale shall be made by the Agent as set forth below following receipt by the Agent from the Administrator of instructions to do so, and the proceeds of sale, less brokerage commissions and other expenses, if any, shall be paid to such Participant by the Administrator. (Such sale may, but need not, be made by purchase for investment under the Plan at the closing market price on the date of receipt of the termination notice.) Shares that are to be sold may be aggregated with those of other terminating Participants, in which case the proceeds to each terminating Participant will be based on the average sales price, less commissions and other expenses. With respect to any fractional share interest, cash will be paid in an amount determined by reference to the sales price to be paid to the Participant for whole shares or, if no shares are to be sold for the account of the Participant, in the same manner as provided with respect to payments for fractional shares withdrawn from the Plan. Sales of shares for Participants under the Plan generally occur on or about the fifth day of each month in which the Company does not pay a dividend, currently January, March, April, June, July, September, October and December.

VOTING

     Each Participant has the right and will be given the opportunity to direct the voting of all shares held under the Plan in the Participant's account on any matter submitted to a vote of the shareholders.

ADDRESSES OF ADMINISTRATOR AND CUSTODIAN

     All Authorizations to Participate, optional cash payments, notices of withdrawal and other communications with the Administrator should be sent to:

          PacifiCorp
          Corporate Shareholder Services
          Attention:  Dividend Reinvestment and
            Stock Purchase Plan
          700 NE Multnomah
          Suite 700
          Portland, Oregon 97232

Certificates representing shares of Common Stock and Preferred Stock to be deposited into the account of a Participant for safekeeping, Safekeeping Authorization Letters and other communications with the Custodian relating to certificate safekeeping should also be sent to the above address.

     If the Company appoints an agent as Administrator or Custodian, such correspondence should be sent to the then applicable address.

RESPONSIBILITY OF THE COMPANY, THE ADMINISTRATOR AND THE CUSTODIAN UNDER
THE PLAN

     The Company, the Administrator and the Custodian, in administering the Plan, are not liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death.

FOREIGN SHAREHOLDERS SUBJECT TO INCOME TAX WITHHOLDING

     Foreign persons, such as foreign corporations, trusts and estates and individuals who are not citizens or residents of the United States, whose dividends are subject to U.S. federal income tax withholding may elect to participate in the Plan. Dividends paid in respect of shares of foreign Participants will be reinvested in Common Stock in an amount equal to the dividends paid on the shares with respect to which reinvestment is to be made less the amount of tax required to be withheld, to the extent
     ____
permitted by law. The regular statements of account confirming purchases made for such Participants will indicate the amount of tax withheld.

INTERPRETATION AND REGULATION OF THE PLAN; MODIFICATION OR TERMINATION OF
PLAN

     The Company reserves the right to interpret and regulate the Plan as it deems necessary or desirable in connection with its operation. The Company also reserves the right to modify, suspend or terminate the Plan at any time. Participants will be notified of any such modification, suspension or termination.


                         FEDERAL INCOME TAX MATTERS

     The following is a brief summary of some of the principal federal income tax considerations applicable as of the date of this Prospectus to participation in the Plan.

     In general, Participants in the Plan will have the same federal income tax consequences with respect to dividends as other holders of the same class of the Company's stock. A Participant will be treated for federal income tax purposes as having received on each Dividend Payment Date a dividend equal to the full amount of the cash dividends payable on both the shares registered in the Participant's own name and the shares held in the Participant's account, even though the amount of dividends reinvested is not actually received in cash but instead is applied to the purchase of Common Stock for the Participant's account.

     Employees who purchase Common Stock through automatic payroll deductions will recognize the same amount of compensation income (wages) for federal income tax purposes that they would have recognized had they not purchased Common Stock through automatic payroll deductions, even though the amount of automatic payroll deductions is not paid to the employee in cash but instead is applied to the purchase of Common Stock for the Participant's account.

     A Participant who makes an optional cash payment to the Plan will not be treated for federal income tax purposes as receiving income by virtue of the purchase of Common Stock with the optional cash payment.

     Each quarterly statement of account will show the price per share to the Participant of Common Stock purchased with reinvested dividends, employee payroll deductions and optional cash payments. That price, which will include any brokerage commissions or other costs paid by Participants on Plan purchases of Common Stock, will be the federal income tax basis to the Participant of Common Stock so acquired. The quarterly statement of account also will show the date on which Common Stock purchased under the Plan was credited to the Participant's account. A Participant's holding period for Common Stock purchased under the Plan generally will begin on the day following the day on which Common Stock is credited to the Participant's account.

     Information forms (Forms 1099-DIV) will be mailed to Participants each year and will set forth the taxable dividends reportable for federal income tax purposes. These dividends generally must be reported on the Participant's federal income tax return.

     In general, any dividend reinvested under the Plan will not be subject to federal income tax withholding. In certain circumstances, however, the Company will be required to deduct as "backup withholding" 31% of all withdrawal proceeds or dividends paid to any shareholder, regardless of whether such dividends are reinvested pursuant to the Plan. Also, the Company may be required to withhold a specified percentage of dividends paid to foreign shareholders, whether or not they participate in the Plan. In general, the country of residence of the Participant determines the applicable withholding percentage. As discussed above, in the event that the Company is required to withhold any such amount, the dividend reinvested will be reduced by the amount of required withholding, to the extent permitted by law. (See "Foreign Shareholders Subject to Income Tax Withholding.")

     A Participant will not recognize taxable income upon receipt of a certificate for whole shares of Common Stock credited to the Participant's account, whether upon request for such a certificate, upon the Participant's termination of a Plan account or upon termination of the Plan. A Participant may, however, recognize gain or loss upon receipt of a cash payment for whole or fractional shares credited to a Plan account when that account is terminated by the Participant, when shares credited to the account are sold or when the Plan is terminated. Gain or loss may also be recognized upon a Participant's disposition of Common Stock received from the Plan. The amount of any such gain or loss will be the difference between the amount of cash received for the whole or fractional shares and the Participant's tax basis in the shares.

     Generally, gain or loss recognized on the disposition of Common Stock acquired under the Plan will be treated for federal income tax purposes as capital gain or loss.

     PARTICIPANTS SHOULD CONSULT THEIR PERSONAL TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATIONS AND POTENTIAL CHANGES IN APPLICABLE LAW AS TO ALL FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX MATTERS IN CONNECTION WITH THE REINVESTMENT OF DIVIDENDS AND PURCHASES OF COMMON STOCK UNDER THE PLAN, THE PARTICIPANT'S TAX BASIS AND HOLDING PERIOD FOR COMMON STOCK ACQUIRED UNDER THE PLAN AND THE CHARACTER, AMOUNT AND TAX TREATMENT OF ANY GAIN OR LOSS REALIZED ON DISPOSITION OF COMMON STOCK.


                     USE OF PROCEEDS AND FINANCING PLANS

     The Company has no basis for estimating either the number of shares of Common Stock that will ultimately be sold by the Company to the Custodian under the Plan or the prices at which such shares will be sold. Any proceeds will be added to the working capital of the Company and will be available for general corporate purposes, including the purchase or construction of utility assets or the retirement of debt and senior equity securities.


                                   EXPERTS

     The audited consolidated financial statements of the Company and supplemental schedules incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports included in or incorporated by reference in the Company's Annual Report on Form 10-K incorporated by reference herein (which reports express an unqualified opinion and include an explanatory paragraph related to changes adopted in accounting for income taxes and other postretirement benefits in 1993), and have been so incorporated herein in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

     With respect to any unaudited interim financial information that is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in any Quarterly Reports on Form 10-Q incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement to which this Prospectus is a part prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
  Registration fee . . . . . . . . . . . . . . . . . . .   $
  *Fees of state regulatory authorities  . . . . . . . .       5,000
  *Fees and expenses of Transfer Agent and Registrar . .           0
  *Custodian Fees  . . . . . . . . . . . . . . . . . . .           0
  *Counsel fees  . . . . . . . . . . . . . . . . . . . .      10,000
  *Accountants' fees . . . . . . . . . . . . . . . . . .       5,000
  Stock exchange listing fees  . . . . . . . . . . . . .           0
  *Printing and delivery of registration statement,
   prospectus, certificates, etc.  . . . . . . . . . . .      70,000
  *Miscellaneous expenses  . . . . . . . . . . . . . . .      15,000
                                                            ________

       Total . . . . . . . . . . . . . . . . . . . . . .   $ 105,000
                                                           =========
___________________

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Second Restated Articles of Incorporation, as amended (Restated Articles), and Bylaws, as amended (Bylaws), require the Company to indemnify directors and officers to the fullest extent not prohibited by law. The right to and amount of indemnification will be ultimately subject to determination by a court that indemnification in the circumstances presented is consistent with public policy considerations and other provisions of law. It is likely, however, that the Restated Articles would require indemnification at least to the extent that indemnification is authorized by the Oregon Business Corporation Act (OBCA). The effect of the OBCA is summarized as follows:

     (a) The OBCA permits the Company to grant a right of indemnification in respect of any pending, threatened or completed action, suit or proceeding, other than an action by or in the right of the Company, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred, provided the person concerned acted in good faith and in a manner the person reasonably believed to be in or at least not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Indemnification is not permitted in connection with a proceeding in which a person is adjudged liable on the basis that personal benefit was improperly received unless indemnification is permitted by a court upon a finding that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances. The termination of a proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the prescribed standard of conduct.

     (b) The OBCA permits the Company to grant a right of indemnification in respect of any proceeding by or in the right of the Company against the reasonable expenses (including attorneys' fees) incurred, if the person concerned acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be granted if such person is adjudged to be liable to the Company unless permitted by a court.

     (c) Under the OBCA, the Company may not indemnify a person in respect of a proceeding described in (a) or (b) above unless it is determined that indemnification is permissible because the person has met the prescribed standard of conduct by any one of the following: (i) the Board of Directors, by a majority vote of a quorum consisting of directors not at the time parties to the proceeding, (ii) if a quorum of directors not parties to the proceeding cannot be obtained, by a majority vote of a committee of two or more directors not at the time parties to the proceeding, (iii) by special legal counsel selected by the Board of Directors or the committee thereof, as described in (i) and (ii) above, or (iv) by the shareholders. Authorization of the indemnification and evaluation as to the reasonableness of expenses are to be determined as specified in any one of (i) through (iv) above, except that if the determination of such indemnification's permissibility is made by special counsel then the determination of the reasonableness of such expenses is to be made by those entitled to select special counsel. Indemnification can also be ordered by a court if the court determines that indemnification is fair in view of all of the relevant circumstances. Notwithstanding the foregoing, every person who has been wholly successful, on the merits or otherwise, in defense of a proceeding described in (a) or (b) above is entitled to be indemnified as a matter of right against reasonable expenses incurred in connection with the proceeding.

     (d) Under the OBCA, the Company may pay for or reimburse the reasonable expenses incurred in defending a proceeding in advance of the final disposition thereof if the director or officer receiving the advance furnishes (i) written affirmation of the director's or officer's good faith belief that he or she has met the prescribed standard of conduct, and (ii) a written undertaking to repay the advance if it is ultimately determined that such person did not meet the standard of conduct.

     The rights of indemnification described above are not exclusive of any other rights of indemnification to which officers or directors may be entitled under any statute, agreement, vote of shareholders, action of directors or otherwise. Indemnity agreements entered into by the Company require the Company to indemnify the directors that are parties thereto to the fullest extent permitted by law and are intended to create an obligation to indemnify to the fullest extent a court may find to be consistent with public policy considerations. Resolutions adopted by the Company's Board of Directors are intended to have a similar result with respect to officers of the Company.

     The Company has directors' and officers' liability insurance coverage which insures directors and officers of the Company against certain liabilities.


ITEM 16.  EXHIBITS.

  4(a) Second Restated Articles of Incorporation of the Company, as amended. Incorporated by reference to Exhibit (3)a, Form 10-K for the fiscal year ended December 31, 1992, File
           No. 1-5152.

  4(b)     Bylaws of the Company (as restated and amended November 17,
           1993). Incorporated by reference to Exhibit (3)b, Form 10-K for the fiscal year ended December 31, 1993, File
           No. 1-5152.

  4(c) PacifiCorp Dividend Reinvestment and Stock Purchase Plan, as amended effective for all Investment Dates/Dividend Payment Dates after October 15, 1994.

  5        Opinion of Stoel Rives.

  23(a)    Consent of Independent Public Accountants.

  23(b)    Consent of Stoel Rives (included in Exhibit 5).

  24       Powers of Attorney.



ITEM 17.  UNDERTAKINGS.

  (a)   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not
        _________________
     apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on August 23, 1995.

                               PACIFICORP


                               By: RICHARD T. O'BRIEN
                                  ________________________________________
                                   Richard T. O'Brien
                                   (Senior Vice President)

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed by the following persons on August 23, 1995 in the capacities indicated.


           Signature                 Title
           _________                 _____


     *FREDERICK W. BUCKMAN           President, Chief Executive Officer and
______________________________       Director
     Frederick W. Buckman


      RICHARD T. O'BRIEN             Senior Vice President and Chief
______________________________       Financial Officer
      Richard T. O'Brien


      *DANIEL L. SPALDING            Senior Vice President (Chief
______________________________       Accounting Officer)
      Daniel L. Spalding


       *KATHRYN A. BRAUN             Director
______________________________
       Kathryn A. Braun


       *C. TODD CONOVER              Director
______________________________
        C. Todd Conover


      *RICHARD C. EDGLEY             Director
______________________________
       Richard C. Edgley


       *JOHN C. HAMPTON              Director
______________________________
        John C. Hampton


       *NOLAN E. KARRAS              Director
______________________________
        Nolan E. Karras


      *KEITH R. McKENNON             Director
______________________________
       Keith R. McKennon
          (Chairman)


       *ROBERT G. MILLER             Director
______________________________
       Robert G. Miller


        *VERL R. TOPHAM              Director
______________________________
        Verl R. Topham


        *DON M. WHEELER              Director
______________________________
        Don M. Wheeler


      *NANCY WILGENBUSCH             Director
______________________________
       Nancy Wilgenbusch

        *PETER I. WOLD               Director
______________________________
         Peter I. Wold


*By  RICHARD T. O'BRIEN
     __________________
      Richard T. O'Brien
      (Attorney-in-Fact)
      __________________

                                EXHIBIT INDEX

Exhibit                                                          Sequential
  No.                    Description                              Page No.
_______                  ___________                             __________

4(a)       Second Restated Articles of Incorporation of the
           Company, as amended. Incorporated by reference to Exhibit (3)a, Form 10-K for the fiscal year ended December 31, 1992, File No. 1-5152.

4(b)       Bylaws of the Company (as restated and amended
           November 17, 1993). Incorporated by reference to
           Exhibit (3)b, Form 10-K for the fiscal year ended December 31, 1993, File No. 1-5152.

4(c)       PacifiCorp Dividend Reinvestment and Stock
           Purchase Plan, as amended effective for all Investment Dates/Dividend Payment Dates after
           October 15, 1994.

5          Opinion of Stoel Rives.

23(a)      Consent of Independent Public Accountants.

23(b)      Consent of Stoel Rives (included in Exhibit 5).

24         Powers of Attorney.